UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

FCCC, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-08589	06-0759497
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

725 5th Ave, Floor 15

New York City, NY, 10022

(Address of principal executive offices, including zip code)

(917) 624-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

As of February 7, 2023, the registrant had 3,461,022 shares of common stock issued and outstanding.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

December 20, 2022, FCCC, Inc. (‘we,’ ‘us,’ Company, entered into a definitive agreement to acquire the controlling interest in Amerihe Group ("Amerihe"), a C-Corp incorporated in the state of California, which is expected to accelerate the growth and market share for both companies, in strategic markets. Amerihe is primarily involved in import/export of rice, grains, and related agricultural products from South East Asia.  The management team has over 30 years experience in the South-East Asian Market, including pharmaceuticals, healthcare supplies, and agricultural products. FCCC, Inc. has offered Amerihe Group $15,000 USD to acquire the controlling shareholding in Amerihe Group and commitment to retain existing management.

Subsequently, the Company seeks to file disclosure statements and file for non-shell status.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCCC Inc.

Date: March 6, 2023	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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